Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Minnesota Quality Municipal Income Fund:

We consent to the use of our report dated July 26, 2017, with respect to the financial statements of Nuveen Minnesota Quality Municipal Income Fund, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus, and “Financial Statements and “Independent Registered Public Accounting Firm” in the Statement of Additional Information filed on Form N-2.

/s/ KPMG LLP
Chicago, Illinois
February 7, 2018